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                                                                    EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS

We consent to reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Great Lakes Merger Trust and related Proxy Statement of Great Lakes REIT, Inc. and to the incorporation by reference therein of our reports indicated below filed with the Securities and Exchange Commission.


              Financial Statements                   Date of Auditors' Report
             ----------------------                  ------------------------
Consolidated financial statements and              January 29, 1998, except
schedule of Great Lakes REIT, Inc. included        for Note 14 as to which
in its Annual Report (Form 10-K) for the year the date is March 13, 1998 ended December 31, 1997


Statement of revenue and certain expenses of       December 17, 1997
TRI-ATRIA Office Building for the year ended
December 31, 1996 included in the Current
Report (Form 8-K/A) of Great Lakes REIT, Inc.
dated February 6, 1998


Statement of revenue and certain expenses of       December 19, 1997
777 Eisenhower Plaza for the year ended
December 31, 1996 included in the Current
Report (Form 8-K/A) of Great Lakes REIT, Inc.
dated February 6, 1998



                                   Ernst & Young LLP


Chicago, Illinois
June 5, 1998